AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, as amended on January 1, 2003, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and Lord, Abbett & Co. (now known as Lord, Abbett & Co. LLC) (the
"Adviser") with respect to the Lord Abbett Growth and Income Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2006.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:


                                                              Percentage of average daily net assets

------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett Growth and Income Portfolio                      0.35% of first $300 million of such  assets,  plus 0.30%
                                                             of such  assets  over $300  million up to $900  million,
                                                             plus 0.25% of such assets  over $900  million up to $1.2
                                                             billion, plus 0.20% of such assets over $1.2 billion.
------------------------------------------------------------ ---------------------------------------------------------

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of January, 2006.

                                            MET INVESTORS ADVISORY LLC


                                            By:______________________________
                                                    Authorized Officer


                                            LORD, ABBETT & CO. LLC


                                            By:______________________________
                                                    Authorized Officer